EXHIBIT 5.1

JACKSON WALKER L.L.P.

ATTORNEYS & COUNSELORS	Steven R. Jacobs
112 East Pecan Street, Suite 2100	(210) 978-7727(Direct Dial)
San Antonio, TX 78205	(210) 242-4650 (Direct Fax)
(210) 978-7700, Fax (210) 978-7790	sjacobs@jw.com
www.jw.com

June 15, 2006

Abraxas Petroleum Corporation

500 North Loop 1604 East, Suite 1800

San Antonio, Texas 78232

Re:

Registration Statement on Form S-8 for the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan, Abraxas Petroleum Corporation 2005 Non-Employee Directors Long-Term Equity Incentive Plan and Abraxas Petroleum Corporation 401(K) Profit Sharing Plan

Gentlemen:

We have acted as counsel to Abraxas Petroleum Corporation (the “Company”) in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 2,400,000 shares (the “Shares”) of the common stock, par value $.01 per share (“Common Stock”), of the Company. The Shares are issuable pursuant to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan, Abraxas Petroleum Corporation 2005 Non-Employee Directors Long-Term Equity Incentive Plan and Abraxas Petroleum Corporation 401(K) Profit Sharing Plan (the “Plans”).

We have examined such corporate records, documents, instruments and certificates of the Company as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as copies or originals.

Based upon the foregoing, we are of the opinion that the Shares will have been duly authorized and legally issued and will constitute fully paid and nonassessable shares of Common Stock of the Company when issued in accordance with the Plans.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provisions of any state securities laws or regulations.

Very truly yours,

/s/ JACKSON WALKER L.L.P.